UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2008

Veraz Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33391	943409691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

926 Rock Avenue, Suite 20, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-750-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2008, Veraz Networks, Inc. (the "Company") held its 2008 Annual Meeting of Stockholders. At the Annual Meeting, the stockholders approved an amendment to the Veraz Networks, Inc. 2006 Equity Incentive Plan (the "2006 Plan") to (i) increase the aggregate number of shares of common stock authorized for issuance under the 2006 Plan by 1,200,000 shares, and (ii) change the number of stock options granted automatically to new and continuing non-employee members of the Company’s Board of Directors (the "Board") under the 2006 Plan.

The amendment to the 2006 Plan provides for an increase in the initial grant of options to purchase shares of common stock to the Company’s non-employee directors from 15,000 to 25,000 shares and an increase in the annual grant of options to purchase shares of common stock to the Company’s non-employee directors from 5,000 to 20,000 shares. The amendment will ensure that a sufficient number of shares will remain available for issuance under the 2006 Plan in order to provide incentives to secure and retain the services of the Company’s and its affiliates’ employees, consultants, and directors, and will allow the Company to provide a more competitive equity compensation package for its non-employee Board members.

A full description of the 2006 Plan may be found in the Veraz Networks, Inc. proxy statement filed with the Securities and Exchange Commission on April 28, 2008, and the full text of the 2006 Plan has been appended thereto. The description of the 2006 Plan above is qualified in its entirety by reference to the description in the proxy statement and the 2006 Plan as filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veraz Networks, Inc.

June 4, 2008	By:	/s/ Eric C. Schlezinger

Name: Eric C. Schlezinger
Title: Assistant Secretary